EXHIBIT 10.53

                           EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered into as of July 1, 1994 (the "Effective Date"), between Miller Building Systems, Inc., a Delaware corporation (the "Company") and Edward
Craig (the "Employee").
                                 RECITALS

     A. The Company's primary business is manufacturing and distributing factory built buildings having various commercial, residential, governmental, and telecommunication applications and uses (the "Business").

     B.   The Company desires to hire the employee as its Chief
Executive Officer and Vice Chairman of the Board of Directors, and the Employee desires to perform such services for the Company.

                                  CLAUSES

     In consideration of the foregoing, and the covenants, duties, rights and obligations set forth below, the parties agree as follows:

                                 ARTICLE 1
                           EMPLOYMENT AND DUTIES

     1.1 Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee as its Chief Executive Officer and Vice Chairman of the Board, located in Elkhart, Indiana, to perform the usual duties of such offices as described in the Company's by-laws. The Employee accepts such employment with the Company. The Employee shall devote his exclusive and full-time attention and best efforts to the Company's Business as is necessary for him to perform his duties.

     1.2  Term.

     (a) Scheduled Term. The term of the Employee's employment under this Agreement shall be for a period of two (2) years, commencing on July 1, 1994, and continuing through June 30, 1996
(the "Term"), unless terminated sooner for "Cause" under subsection
1.2(b) below.

     (b) Termination for Cause. The Company shall have the right, at any time during the Term of this Agreement, to terminate the Employee's employment under this Agreement without prior notice, if
such termination is for "Cause".   For purposes of this Agreement,
"Cause" shall mean dishonesty, fraud, conviction of a felony or of any crime involving moral turpitude, willful refusal to perform the material duties under this Agreement, gross dereliction or gross neglect of duty, or material breach of the restrictive covenants set forth in Section 6 of this Agreement.

                                 ARTICLE 2
                               COMPENSATION

     2.1 Base Salary. In consideration of the services to be rendered by the Employee to the Company under this Agreement, the Company shall pay the Employee an annual base salary (the "Base Salary") in the amount of one hundred thirty thousand dollars ($130,000). The Company shall pay the Base Salary to the Employee in equal installments in accordance with the Company's standard payroll practices, less all applicable payroll, FICA, withholding and other taxes.

     2.2 Incentive Bonus. In addition to all other compensation payable to the Employee under this Agreement, for each fiscal year during the Term, the Company shall pay a bonus (the "Bonus") to the Employee, predicated on the Company's consolidated publicly reported pre-tax profits generated from continuing operations (and excluding non-recurring gains, profits and losses) ("Pre-Tax Profits"), as shown on the audited financial statements prepared by the Company's independent certified public accountants. Such determination of Pre-Tax Profits shall be final, conclusive and binding upon the parties. The Bonus shall be computed each fiscal year as follows:

     (a)  If Pre-Tax Profits are between $0 and $500,000, the
Employee shall receive no Bonus.

     (b) The Employee shall receive a Bonus of: one percent (1%) of the excess amount of Pre-Tax Profits over $500,000 up to $1,000,000; plus two percent (2%) of the excess amount of Pre-Tax Profits over $1,000,000 up to $1,500,000; plus three percent (3%) of the excess amount of Pre-Tax Profits over $1,500,000 up to $2,000,000; plus four percent (4%) of the excess amount of Pre-Tax Profits over $2,000,000 up to $3,000,000; plus five percent (5%) of the excess amount of Pre-Tax Profits over $3,000,000.

     The Bonus awarded to the Employee shall be paid within seventy-five (75) days after the end of each fiscal year.

     2.3 Expense Reimbursement. The Company shall reimburse the Employee for those out-of-pocket expenses the Employee incurs while performing his obligations under this Agreement, including without limitation a car allowance for the use of his car in the performance of his duties as an employee of the Company, which: (i) are reasonable; (ii) conform with all applicable policies of the Company; and (iii) are evidenced by appropriate documentation.

     2.4 Benefit Plans. During the Term of this Agreement, the Company shall provide the Employee with all medical and life, including accidental death and dismemberment coverage, insurance coverage under the Company's benefit programs or plans of any type or nature which the Company has in effect from time to time, in accordance with the provisions of such programs or plans. In addition, the Employee shall be included in any other benefit programs awarded to senior executives of the Company.

     2.5 Vacation. The Employee shall be entitled to vacation in accordance with the Company's vacation policy for senior executives and shall be eligible, as of the effective date of this Agreement, to four (4) weeks of paid vacation.

     2.6 Moving and Temporary Housing. The Company shall reimburse the Employee for those out-of-pocket expenses the Employee incurs in connection with: (i) moving from his current residence to Elkhart, Indiana, and (ii) temporary housing in Elkhart, Indiana for a period not to exceed the earlier of six (6) months or upon the Employee obtaining a permanent residence.

                                ARTICLE 3
                           CERTAIN STOCK MATTERS

     3.1 Treasury Stock. The Employee shall purchase fifty thousand dollars ($50,000) of the Company's treasury stock at its June 28, 1994 price of $3.25 per share and shall make full payment to the Company for such shares prior to August 15, 1994. The Company shall promptly register such shares with the Securities and Exchange Commission.

     3.2 Option Plan. The Company will issue to the Employee stock options covering a total of 170,000 shares of the Company's stock pursuant to a Company Stock Option Agreement. The terms of such options shall be substantially as follows:

     (a) The Employee shall have the option to purchase the first 50,000 shares at an exercise price which shall be equal to $3.50 per share;

     (b)  The Employee shall have the right to purchase the next
70,000 shares at an exercise price which shall be equal to $4.50 per share; and

     (c)  The Employee shall have the right to purchase the last
50,000 shares at an exercise price which shall be equal to $6.00 per share.

     The vesting of the foregoing shares shall be as follows: (i) the first 25,000 shares shall vest as of the Effective Date; (ii) the next 40,000 shares shall vest twelve (12) months from the Effective Date; (iii) the next 55,000 shares shall vest twenty-four
(24) months from the Effective Date and (iv) the remaining 50,000 shares shall vest thirty-six (36) months from the Effective Date. All vesting shall accelerate upon the sale of the Company or of substantially all of the Company's assets.

                                 ARTICLE 4
                                DISABILITY

     4.1 Disability. If the Employee becomes disabled during the Term, this Agreement shall terminate; provided, however, that the Employee shall continue to be compensated at his then existing Base Salary for a period of six (6) months after inception of the Employee's "Disability" (as that term is defined below) or the expiration of the Term, whichever is earlier. For purposes of this Agreement, "Disability" shall mean that the Employee shall, because of a mental or physical condition that has existed for a period of at least thirty (30) consecutive days, be incapable of satisfactorily discharging his regular duties as required under this Agreement. The determination, from time to time, of whether the Employee has become disabled or is no longer disabled, shall be made by agreement of the parties, or if no agreement can be reached, the Employee shall, upon ten (10) days written notice from the Company, choose a physician and the Company shall likewise choose a physician, and each such physician shall, within five (5) days thereafter, agree on the appointment of a third physician who shall examine the Employee and determine from said examination if he has a Disability. The decision of such physician shall be binding on all parties. The physician so chosen shall be a licensed physician in the State of Indiana.

                                 ARTICLE 5
                                   DEATH

     5.1 Death. If the Employee dies during the Term, this Agreement shall terminate; provided, however, that the Employee's estate, or designated beneficiary, shall be paid his then existing monthly Base Salary for a period of six (6) months from the date of his death, or the balance of the Term, whichever is earlier.

                                 ARTICLE 6
                           RESTRICTIVE COVENANTS

     6.1 Confidentiality. The Employee acknowledges that during the course of his association and employment with the Company, he will be in contact with suppliers and customers of the Company and will have access to trade secrets and other confidential and proprietary information with respect to the business and affairs of the Company and its affiliates and their respective operations, including without limitation, their properties, research and development, accounts, books and records, sales, know-how, techniques, profits, products, customer lists, requirements, suppliers, cost data, memoranda, devices, processes, methods, procedures, formulas, contract prices, pricing and other corporate activities (collectively, "Confidential Information"). Recognizing that the disclosure or improper use of such Confidential Information will cause serious and irreparable injury to the Company, the Employee agrees that he will not at any time, directly or indirectly, disclose Confidential Information to any third party or otherwise use Confidential Information for his own benefit or the benefit of others unless authorized by the Company.

     The restrictions set forth in this paragraph shall not apply to information known to the general public or reasonably ascertainable through general public knowledge.

     6.2 Non-Competition. The Employee agrees that during the term of his employment with the Company and for a period of twelve
(12) months following the termination of such employment, he will not, directly or indirectly, alone or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, investor, consultant, manager or in any other capacity, divert, take away, solicit or interfere with any of the customers, accounts or employees of the Company or its affiliates existing as of the Effective Date or thereafter acquired by the Company or its affiliates during the Term.

     6.3  Damages.

     (a) Money Damages. If the Employee breaches the restrictive covenants contained in this Agreement, the Employee shall pay the Company's actual, direct, indirect and consequential damages which arise from or are associated with such breach.

     (b) Continuing Nature of Damages. The Employee acknowledges that upon breaching the restrictive covenants contained in this Agreement, the Employee will cause damages of an irreparable and continuing nature to the Company, for which money damages will not provide adequate relief. Therefore, the Employee agrees that in addition to money damages, the Company is also entitled to obtain an injunction (including but not limited to a temporary restraining order) for the remainder of the period specified in the restrictive covenant which the Employee breached. The Company shall have the right to obtain such injunctive relief without having to post any bond or prove any specific damages.

     6.4 Cumulative Remedies. The remedies contained in this Agreement are in addition to and not to the exclusion of any other remedies whether specified in this Agreement, available at law, in equity or otherwise.

     6.5 Survival of Covenants. The Employee's duties and obligations under this Agreement shall survive the termination of this Agreement or any of its provisions.

     6.6 Return of Material. Upon the termination of the Employee's employment with the Company for any reason, with or without Cause, the Employee immediately shall deliver to the Company all documents, instruments and/or electronic, magnetic or other media which in any way contain any information involving the Confidential Information, or other information, materials, equipment or items of the Company. The Employee shall not retain any copies of the preceding.

                                 ARTICLE 7
                                  GENERAL

     7.1 Termination of Agreement. This Agreement shall terminate pursuant to Sections 1.2(b), 4.1 or 5.1, or upon the execution of any instrument which both the parties sign that specifically terminates this Agreement.

     Nothing contained in this Section shall affect or impair any rights or obligations which arise prior to or at the time this Agreement terminates, or which may arise due to any event which causes this Agreement to terminate.

     7.2 Notices. All notices concerning this Agreement shall be given in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it, in which case such notice shall be effective upon such delivery; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed given four (4) days from the date of its mailing; (iii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed to be given on the date next succeeding the date of its transmission; or (iv) by Facsimile, in which case the notice shall be deemed given as of the date it is sent.

     All notices which concern this Agreement shall be addressed as follows:

If to the Company:                      If to the Employee:

Miller Building Systems, Inc.           Edward Craig
58120 County Road 3 South               _________________________
Elkhart, IN 46517                       _________________________
Attn.: Ronald Chez
with a copy to:

Jeffrey C. Rubenstein
Much, Shelist, Freed,
Denenberg & Ament, P.C.
200 N. LaSalle St.
Suite 2100
Chicago, IL 60601-1095

     7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns and the Employee and his respective heirs, personal representatives and assigns.

     7.4 Complete Understanding. This Agreement constitutes the complete understanding between the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by the parties to this Agreement.

     7.5 Applicable Law. The laws of the State of Indiana shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the Company relocates its principal office outside the State of Indiana.

     7.6 Descriptive Headings. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     7.7 Severability. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     7.8 Prior Agreements Superseded. This Agreement supersedes any prior understandings, written agreements or oral arrangements among the parties respecting the subject matter of this Agreement.

     The parties have executed this Agreement as of the Effective
Date.

THE EMPLOYEE:                      THE COMPANY:

                                   Miller Building Systems, Inc.,
                                   a Delaware corporation


\Edward Craig                      By:  \Ronald Chez
Edward Craig, Individually              Ronald Chez, Chairman of
                                        the Board